EX-99.906CERT


                                  CERTIFICATION
     James M. Johnson, Chief Executive Officer, and Kathleen Carlson, Chief Financial Officer of PC&J Performance Fund (the "Registrant"), each certify to the  best  of  his  or  her  knowledge  that:
1. The Registrant's periodic report on Form N-CSR for the period ended December 31, 2004 (the "Form N-CSR") fully complies with the requirements of
Sections  15(d)  of  the  Securities  Exchange  Act  of  1934,  as  amended; and
2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.
Chief  Executive  Officer                         Chief  Financial  Officer
PC&J  Performance  Fund Trust                    PC&J  Performance  Fund  Trust


/s/                                             /s/
James  M.  Johnson                              Kathleen  Carlson
Date:  February  24,  2005                      Date:  February  24,  2005


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to PC&J Performance Fund Trust and will be retained by PC&J Performance Fund Trust and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This  certification  is  being furnished to the Commission solely pursuant to 18
U.S.C.   1350  and  is  not being filed as part of the Form N-CSR filed with the
Commission.